UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 25, 2006

OSI SYSTEMS, INC.

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

CALIFORNIA	000-23125	330238801
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

12525 CHADRON AVENUE

HAWTHORNE, CA 90250

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(310) 978-0516

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 25, 2006, we entered into an employment agreement with Mr. Alan Edrick under which Mr. Edrick will initially serve as our Executive Vice President of Finance and later assume the position of Executive Vice President and Chief Financial Offer of our company, effective on the first business day after we file our fiscal year 2006 Annual Report on Form 10-K with the Securities and Exchange Commission.

The initial term of Mr. Edrick’s employment agreement is one year. The agreement will automatically renew for successive one-year periods unless either party provides notice of non-renewal to the other. Mr. Edrick will receive a base salary of $285,000 per year during first six months of his employment. Thereafter, his base salary will be calculated at a rate of $300,000 per year. Under the terms of the agreement, Mr. Edrick will receive options to purchase 50,000 shares of our common stock; 100,000 shares of common stock of our subsidiary, Spacelabs Healthcare, Inc.; and 200,000 shares of common stock of our subsidiary, Rapiscan Systems Holdings, Inc. Each of these options will be priced as of the date of grant, will vest over a three-year period and will expire five years from the date of grant. In addition to the foregoing, Mr. Edrick is also entitled to participate in our bonus pool. The agreement may be terminated for “cause” or due to Mr. Edrick’s death or disability. Absent a change of control, in the event we terminate Mr. Edrick’s employment agreement early and without cause, or Mr. Edrick terminates the agreement for “good reason,” as defined in the agreement, he will be entitled to receive a cash payment equivalent to the sum of 12 month’s of his then-current base salary, plus 50% of his prior year’s bonus (or to which he would have been entitled under the then-current year’s bonus program, if no bonus was paid to him in the prior year), and certain accelerated vesting of options.

The foregoing description of the agreement is qualified in its entirety by reference to the provisions of Mr. Edrick’s employment agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 26, 2006, we issued a press release announcing that our Chief Financial Officer, Mr. Anuj Wadhawan, will be assuming the position of Executive Vice President and Chief Financial Officer of our Rapiscan Systems division. The change of position will become effective on the first business day after we file our fiscal year 2006 Annual Report on Form 10-K with Securities and Exchange Commission. As of such date, Mr. Wadhawan will no longer serve as our Chief Financial Officer.

On such date, Mr. Alan Edrick will become an Executive Vice President and the Chief Financial Officer of our company on the terms and conditions described in Item 1.01 above.

Mr. Edrick has more than 17 years of financial management and public accounting experience, including mergers and acquisitions, financial planning and analysis and regulatory compliance. Between 2004 and 2006, he served as Executive Vice President and Chief Financial Officer of BioSource International, Inc, a biotechnology company, until its sale to Invitrogen Corporation. Between 1998 and 2004, Mr. Edrick served as Senior Vice President and Chief Financial Officer of North American Scientific, Inc., a medical device and specialty pharmaceutical company. Between 1989 and 1998, Mr. Edrick was employed by Price Waterhouse LLP in various positions including Senior Manager, Capital Markets. Mr. Edrick received his B.A. degree from UCLA and an M.B.A. from the Anderson School at UCLA. Mr. Edrick is 38 years old. None of his prior employers is a parent, subsidiary or an affiliate of our company.

There is no arrangement or understanding between Mr. Edrick and any of our executive officers or directors. There are no family relationships among Mr. Edrick and any of our executive officers or directors. Between April 26, 2006 and July 25, 2006, Mr. Edrick performed financial consulting services for us as an independent contractor. We paid Mr. Edrick $120,465 for such services. Except for these consulting services, there are no transactions involving Mr. Edrick and our company which would be reportable pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

A copy of a press release, dated July 26, 2006, announcing Mr. Wadhawan’s change of position and Mr. Edrick’s new position with our company is filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1:	Employment Agreement between OSI Systems, Inc. and Alan Edrick, dated July 25, 2006.

Exhibit 99.1:	Press Release of OSI Systems, Inc., dated July 26, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI SYSTEMS, INC.

Date: July 31, 2006	By:	/s/ Victor Sze
Victor Sze General Counsel

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1:	Employment Agreement between OSI Systems, Inc. and Alan Edrick, dated July 25, 2006

Exhibit 99.1:	Press Release of OSI Systems, Inc., dated July 26, 2006.